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                                                                    EXHIBIT 99.2

[LOGO OF BENFIELD GREIG GROUP PLC]          [LOGO OF E.W. BLANCH HOLDINGS, INC.]


BENFIELD GREIG GROUP PLC

BENFIELD GREIG COMPLETES ACQUISITION OF E.W. BLANCH HOLDINGS, INC.

     London, England, and Dallas, Texas, May 31, 2001 - Benfield Greig Group plc ("Benfield Greig"), the leading U.K. based independent reinsurance intermediary, and E.W. Blanch Holdings, Inc. (NYSE: EWB) ("E.W. Blanch"), a leading U.S. provider of integrated risk management and distribution services, announced today that Benfield Greig has completed a merger resulting in E.W. Blanch becoming a wholly-owned indirect subsidiary of Benfield Greig. Concurrently with the effectiveness of the merger, E.W. Blanch's stock ledger was closed and no subsequent transfers will be honored.

     As previously announced, Benfield Greig made a tender offer on April 30, 2001, for all of the outstanding common stock of E.W. Blanch. The tender offer expired at midnight, on Friday, May 25, 2001. As a result of the tender offer, Benfield Greig attained sufficient ownership of E.W. Blanch to merge E.W. Blanch with a wholly-owned indirect subsidiary of Benfield Greig without a vote of E.W. Blanch's shareholders.

     As a result of the merger, all shares of E.W. Blanch common stock not validly tendered and purchased in the tender offer will be converted into the right to receive the same $13.50 per share in cash as was offered in the tender offer.

About Benfield Greig

Benfield Greig was formed in 1997 following the merger of Benfield Group plc and Greig Fester Group Limited and is one of the world's leading international reinsurance intermediary and risk advisory groups.

Benfield Greig is an independent group, being privately owned and majority controlled by its management and employees. Also included amongst its shareholders are a number of the world's leading insurers and reinsurers.


About E.W. Blanch

E.W. Blanch is a leading provider of integrated risk management and distribution services, including reinsurance intermediary services, risk management consulting and administration services and primary distribution services. E.W. Blanch is headquartered in Dallas, Texas with branch offices throughout the U.S. and strategic locations in Europe and Latin America.

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For further information:


For Benfield Greig Group:               For E.W. Blanch:

David Haggie                            Andrew Brimmer
Haggie Financial                        Joele Frank, Wilkinson Brimmer Katcher
Tel:  + 44 20 7417 8989                 Tel: + 1 212 355 4449 (extn 111)
Mobile:  + 44 7768 332486               Email:  ahb@joelefrank.com
                                                ------------------
Email:  david@haggie.co.uk
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For Benfield Greig US:

Howard Liszt
Benfield Greig US
Tel:  + 1 612 626 2031
Email:  HLiszt@mr.net
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Lexicon Partners Limited and Bear, Stearns & Co. Inc. which are regulated in the
United Kingdom by The Securities and Futures Authority Limited, are acting for Benfield Greig Group plc in connection with the merger and for no one else and will not be responsible to anyone other than Benfield Greig Group plc for providing the protections afforded to customers of Lexicon Partners Limited and Bear, Stearns & Co. Inc. or for providing advice in relation to the merger.

This announcement has been approved by Lexicon Partners Limited and Bear, Stearns & Co. Inc. for the purposes of Section 57 of the Financial Services Act 1986.

This announcement does not constitute an offer or invitation to purchase any securities. Any such offer has been made in other documents and any such purchase should be made solely on the basis of information contained in those documents.

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that involve risks and uncertainties, many of which are outside the control of E.W. Blanch Holdings, Inc. and, accordingly, actual results may differ materially. E.W. Blanch Holdings, Inc.'s Form 10-K filed with the SEC includes a discussion of these risk factors and is incorporated herein by reference.

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